Exhibit 1.1

[•] Ordinary Shares

MERRION PHARMACEUTICALS PLC

UNDERWRITING AGREEMENT

[•], 2007

PUNK, ZIEGEL & COMPANY, L.P.

As Representative of the several Underwriters

c/o Punk, Ziegel & Company, L.P.

520 Madison Avenue, 4th Floor

New York, New York 10022

Dear Sirs:

1. Introductory. Merrion Pharmaceuticals plc, a public limited liability company incorporated under the laws of the Ireland (together with any predecessor or successor, the “Company”) proposes to issue and sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the “Underwriters,” or, each, an “Underwriter”), an aggregate of [•] ordinary shares, €0.01 par value per share of the Company (the “Firm Shares”). The Company proposes to deposit with the Depositary (as defined below) a portion of the Firm Shares and to cause the Depositary to issue to the Underwriters specified on Schedule A hereto American Depositary Shares (the “Firm ADSs”) in respect thereof. The remainder of the Firm Shares shall be offered to investors in the form of the Company’s ordinary shares, €0.01 par value per share. The ordinary shares of the Company are hereinafter called the “Ordinary Shares.” The Company also proposes to issue and sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional [•] Ordinary Shares (the “Optional Shares”). The Firm Shares and the Optional Shares are herein collectively called the “Offered Shares”). At the direction of the Underwriters, the Company will deposit with the Depositary a portion of the Optional Shares and cause the Depositary to issue to the Underwriters specified on Schedule A hereto American Depositary Shares in respect thereof (the “Optional ADSs”). The Firm ADSs and the Optional ADSs are hereinafter collectively referred to as the “ADSs”. The ADSs and the Offered Shares are hereinafter collectively referred to as the “Stock”. Punk, Ziegel & Company, L.P. (“Punk Ziegel”) is acting as representative of the several Underwriters in the offering of Offered Shares and ADSs hereunder (the “Offering”) and in such capacity is hereinafter referred to as the “Representative.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), to be dated as of [•], 2007, among the Company, The Bank of New York, as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive 1 Ordinary Share deposited pursuant to the Deposit Agreement. The Underwriters may elect to take delivery of all or a portion of the ADSs in the form of Shares.

The Underwriters are simultaneously entering into an Agreement among Underwriters (the “Agreement Among Underwriters”), which provides, among other things, that Punk Ziegel shall act as the representative (the “Representative”) of the Underwriters.

Two forms of offering documents are to be used in connection with the Offering: (i) one a prospectus relating to the ADSs offered or sold through an offering registered in the United States (the “U.S. Prospectus”) and (ii) one an admission document relating to offering of Offered Shares (the “Irish Offering Document”, which term includes any preliminary or pathfinder admission document and any supplementary document reviewed and published by the Company in accordance with the IEX Rules) to be conducted in Ireland and the European Union and for the admission of the Ordinary Shares (including the Offered Shares) to trading on the Irish Enterprise Exchange Market operated by the Irish Stock Exchange Limited (“IEX”). The Irish Offering Document will be identical to the U.S. Prospectus and the Prospectus (as defined below) except for certain additional pages containing information to comply with the Rules of IEX Companies as published by the Irish Stock Exchange Limited (the “IEX Rules”), and copies of these prospectuses have been provided to you.

2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters, as of the date hereof and as of each Closing Date (as defined below) and as at Admission (as defined below), and agrees with the several Underwriters, that:

(a) A registration statement of the Company on Form F-1 (File No. 333-141704) (including all pre-effective amendments thereto, the “Initial Registration Statement”) in respect of the Offered Shares has been filed with the Securities and Exchange Commission (the “Commission”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you for each of the Underwriters, and, excluding exhibits thereto, have been declared effective by the Commission in such form and comply in all material respects to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). Other than a registration statement, if any, increasing the size of the offering filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations (a “Rule 462(b) Registration Statement”) and the Prospectus (as defined below) contemplated hereby to be filed pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(a) hereof, no other document with respect to the Initial Registration Statement or the offer and sale of the ADSs has heretofore been filed with the Commission or distributed in the United States. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations is hereinafter called a “Preliminary Prospectus”). The various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, in each case including all exhibits thereto and including (i) the information contained in the Prospectus (as defined below) filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it became effective and (ii) the documents incorporated by reference in the Rule 462(b) Registration Statement at the time the Rule 462(b) Registration Statement became effective, are hereinafter collectively called the “Registration Statements”; and any reference herein to any Registration Statement, Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 5 of Form F-1 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be. The final prospectus, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus.”

(b) As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date, as the case may be, neither: (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Pricing Prospectus (as defined below), the pricing information included on Schedule B hereto and the Irish Offering Document, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17). As used in this paragraph (b) and elsewhere in this Agreement:

“Admission” means the admission of the whole of the issued and to be issued Ordinary Shares (including the Offered Shares) to trading on IEX becoming effective in accordance with the IEX Rules.

“Applicable Time” means                      [A/P].M., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“Pricing Prospectus” means the Preliminary Prospectus relating to the Offered Shares that is included in the Registration Statement immediately prior to the Applicable Time.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act relating to the Offered Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule B to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Offered Shares has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(d) At the respective times the Registration Statements and any amendments thereto became or become effective, at the date of this Agreement, at each Closing Date and at Admission, each Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued, at each Closing Date and at Admission, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph shall not apply to information contained in or omitted from the Registration Statements or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information. The Prospectus contains or will contain all required information under Rule 430A.

(e) Each Issuer Free Writing Prospectus is listed on Schedule D hereto and, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares or until any earlier date that the Company notified or notifies the Representative as described in Section 4(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Offered Shares other than any Preliminary Prospectus, the Prospectus, the Irish Offering Document and other materials, if any, permitted under the Securities Act and consistent with Section 4(b) below. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time and manner required under Rules 163(b)(2) and 433(d) under the Securities Act.

(g)(i) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii), the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act (without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an “ineligible issuer”), including without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Offered Shares as contemplated by the Registration Statement.

(h) The Company and each of its subsidiaries (as defined in Section 15) other than its Irish subsidiaries have been duly organized and are validly existing as corporations or other legal entities in good standing under the laws of their respective jurisdictions of organization. Each of the Company’s Irish subsidiaries has been duly organized and is validly existing as a limited liability company under Irish law. The Company and each of its subsidiaries are duly qualified to do business and are in good standing (or the foreign equivalent thereof) as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority: (i) would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, or business of the Company and its subsidiaries taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by the Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). Other than its subsidiaries, the Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability partnership, limited liability company, association or other entity.

(i) This Agreement has been duly authorized, executed and delivered by the Company.

(j) The Deposit Agreement has been duly authorized, executed and delivered by the Company; upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respects to the descriptions thereof containted in the Prospectus.

(k) The Offered Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and nonassessable, freely transferable and free of any preemptive or similar rights and will rank pari passu in all respects with the existing Ordinary Shares and otherwise conform to the description thereof contained in the General Disclosure Package and the Prospectus.

(l) On the First Closing Date and at the Admission, the Company will have an authorized capitalization as set forth in the General Disclosure Package and the Prospectus under the heading “Proforma As Adjusted” in the “Capitalization” section, and all of the issued Ordinary Shares of the Company, other than the Optional Shares, have been duly and validly authorized and issued, are fully paid, have been issued in compliance with Irish laws, and conform to the description thereof contained in the General Disclosure Package and the Prospectus. None of the outstanding Ordinary Shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the General Disclosure Package and the Prospectus. The description of the Company’s share option plan and the options granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly summarize the material provisions of the plan and the options granted thereunder. All outstanding preference shares and convertible loan stock of the Company will be converted into or exchanged for Ordinary Shares immediately prior to the First Closing Date.

(m) All the outstanding shares of capital stock of each subsidiary of the Company, other than the Irish subsidiaries, have been duly authorized and validly issued, are fully paid and nonassessable. All the outstanding share capital or other membership interests of each Irish subsidiary of the Company have been duly authorized and validly issued and are fully paid. Except to the extent set forth in the General Disclosure Package or the Prospectus, all of the outstanding shares of capital stock or membership interests of each subsidiary of the Company are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(n) The execution, delivery and performance of this Agreement and the Deposit Agreement by the Company, the issue and sale of the Offered Shares by the Company, the deposit of the Offered Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs, the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except as would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) The statements set forth in the Prospectus under the caption “Description of Share Capital” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Offered Shares and the ADSs, respectively, and under the captions “Material U.S. Income Tax Consideration”, “Material Irish Income Tax Considerations”, “Business – Government Regulation and Product Approval” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are true, accurate and fair summaries in all material respects.

(p) Except for (i) the registration of the Offered Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and applicable state securities laws, the National Association of Securities Dealers, Inc. (the “NASD”) and the Nasdaq Stock Market (“Nasdaq”) in connection with the purchase and distribution of the Offered Shares by the Underwriters and (ii) filings necessary under the IEX Rules, no consent, approval, authorization or order of, or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement or the Deposit Agreement by the Company, the offer or sale of the Offered Shares or the consummation of the transactions contemplated hereby except where the failure to obtain such consent, approval, authorization or order, or make such filing or registration would not reasonably be expected to have a Material Adverse Effect or materially adversely affect the transactions contemplated hereby.

(q) KPMG, who has certified certain financial statements and related schedules included or incorporated by reference in the Registration Statements, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(r) The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, the Prospectus and in each Registration Statement fairly present in all material respects the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except that the unaudited interim financial statements omit some footnotes and normal year-end accruals and adjustment and except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package. The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act and the Rules and Regulations. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described or included in the Registration Statements, the General Disclosure Package or the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Registration Statements, the General Disclosure Package or the Prospectus in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required. The pro forma and pro forma as adjusted financial information and the related notes included in the Registration Statements, the General Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Rules and Regulations and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(s) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, except for option or warrant issuances, issuances of stock upon exercises of options or warrants or issuances of stock or options as required by certain employment agreements after the date as of which outstanding options and shares of stock are described in the General Disclosure Package, or as otherwise as set forth in the General Disclosure Package, or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, assets, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package.

(t) There is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which is required to be described in the Registration Statements, the General Disclosure Package or the Prospectus and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(u) Neither the Company nor any of its subsidiaries: (i) is in violation of its Memorandum or Articles of Association, charter or by-laws (or analogous governing instrument, as applicable), (ii) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) of this paragraph, for any violations or defaults which, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(v) The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies (each a “Governmental Authority”) which are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”). The Company and its subsidiaries are in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect. All such Governmental Permits are free and clear of any restriction or condition that are in addition to, or materially different from those normally applicable to similar licenses, certificates, authorizations and permits. Neither the Company nor any subsidiary has received notification of any revocation or modification (or proceedings related thereto) of any such Governmental Permit and has no reason to believe that any such Governmental Permit will not be renewed.

(w) Neither the Company nor any of its subsidiaries is or, after giving effect to the offering of the Offered Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(x) Neither the Company nor, to the Company’s knowledge after due inquiry, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(y) The Company and its subsidiaries own or possess the right to use all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, software, databases, know-how, Internet domain names, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as currently conducted and as proposed to be conducted and that are material to the Company’s business as described in the General Disclosure Package and the Prospectus, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing. To the Company’s knowledge, the Intellectual Property licenses described in the General Disclosure Package and the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance with their terms. The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of, any Intellectual Property license, and the Company has no knowledge of any breach or anticipated breach by any other person to any Intellectual Property license. To the Company’s knowledge, the Company’s business as now conducted and as proposed to be conducted does not and will not infringe or conflict with any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise right of any person. No claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company has taken all reasonable steps to protect, maintain and safeguard its rights in all Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement and the Deposit Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property as owned, used or held for use in the conduct of its business as currently conducted. The Company has at all times complied with all applicable laws relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. No claims have been asserted or, to the Company’s knowledge, threatened against the Company alleging a violation of any person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any law related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by the Company in the conduct of the Company’s business. The Company takes reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.

(z) The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property owned or leased by the Company which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(aa) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(bb) No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which could, singularly or in the aggregate, have a Material Adverse Effect. Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(cc) The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, have a Material Adverse Effect. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not reasonably be expected to have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect. In the ordinary course of business, the Company and its subsidiaries conduct periodic reviews of the effect of Environmental Laws on their business and assets, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or Governmental Permits issued thereunder, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.

(dd) The Company and its subsidiaries each (i) have timely filed all necessary federal, state, local and foreign tax returns, except in any case in which the failure to so file would not, singularly or in the aggregate, have a Material Adverse Effect, and all such returns were true, complete and correct in all material respects, (ii) have paid all federal, state, local and foreign taxes, assessments, governmental or other charges due and payable for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, except for any taxes that are currently being contested in good faith or as to which the nonpayment would not reasonably be expected to have a Material Adverse Effect, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them which could reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority. The accruals and reserves on the books and records of the Company and its subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2006, the Company and its subsidiaries have not incurred any liability for taxes other than in the ordinary course.

(ee) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

(ff) The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(gg) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act to the extent applicable and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the General Disclosure Package, since the end of the Company’s most recent fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh) The minute books of the Company and each of its subsidiaries have been made available to the Underwriters and counsel for the Underwriters, and such books: (i) contain a fair summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its subsidiaries since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

(ii) There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package and in the Prospectus or to be filed as an exhibit to the Registration Statements which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in or incorporated by reference into the Registration Statements are accurate and complete descriptions of such documents in all material respects. Other than as described in the General Disclosure Package, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and neither the Company nor any of its subsidiaries has received notice or has any other knowledge of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

(jj) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus and which is not so described.

(kk) No person or entity has the right to require registration of Ordinary Shares or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statements or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the General Disclosure Package, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(ll) Neither the Company nor any of its subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Offered Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Offered Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(mm) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Shares or any transaction contemplated by this Agreement, the Registration Statements, the General Disclosure Package or the Prospectus.

(nn) None of the Company or any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

(oo) The Offered Shares are registered under the Exchange Act and are duly listed and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq Global Market and the Company has taken no action that is designed to terminate, or that the Company reasonably believes is likely to have the effect of terminating, the registration of the Offered Shares under the Exchange Act or delisting or suspending from trading the Offered Shares from Nasdaq, nor has the Company received any information from the Commission or the NASD suggesting that it is contemplating terminating or suspending such registration or listing.

(pp) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(qq) The Company is in compliance with all applicable requirements set forth in the Nasdaq Marketplace Rules and the IEX Rules that are currently in effect, and the Company is actively taking steps to ensure that it will be in compliance with other applicable requirements set forth in the Nasdaq Marketplace Rules and the IEX Rules not currently in effect upon and all times after the effectiveness of such requirements.

(rr) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state, local or foreign office in violation of any law (including the Foreign Corrupt Practices Act of 1977, as amended) or of the character required to be disclosed in the Registration Statements, the General Disclosure Package or the Prospectus.

(ss) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Securities Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the General Disclosure Package and the Prospectus which have not been described as required.

(tt) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company, any of its subsidiaries or any of their respective family members, except as disclosed in the Registration Statements, the General Disclosure Package and the Prospectus.

(uu) The statistical and market related data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(vv) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(ww) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xx) The Company has obtained approval of the shareholders of the Company required under the rules and regulations of any trading market for the Company to issue and deliver the Offered Shares to the Underwriters or to subscribers or purchasers procured by them.

(yy) Except as described in the Registration Statements, the General Disclosure Package and the Prospectus: (i) the Company is and at all times has been in compliance in all material respects with all statutes, rules, regulations or guidances applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (ii) the Company has not received any FDA Form 483, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (“FDA”) or any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) the Company possesses all material Authorizations and such material Authorizations are valid and in full force and effect and are not in violation of any term of any such material Authorizations; (iv) the Company has not received notice of any pending or threatened claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product, operation or activity is in violation of any Applicable Laws or Authorizations and the Company does not have knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) the Company has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company does not have knowledge that any such Governmental Authority is considering such action; (vi) the Company has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all respects on the date filed (or were corrected or supplemented in all respects by a subsequent submission); and (vii) the Company has not, either voluntarily or involuntarily, initiated, conducted or issued or caused to be initiated, conducted or issued, any field action, market withdrawal or replacement, safety alert, post-sale warning, “dear doctor” letter or other notice or action for whatever reason, including, but limited to, actions relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation of any of the Application Laws and no Governmental Authority has initiated, conducted or intends to initiate any such notice or action.

(zz) The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company were and, if still pending, are being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all Applicable Laws and Authorizations, including, without limitation, the Federal Food, Drug, and Cosmetic Act and the rules and regulations promulgated thereunder, including, but not limited to those at 21 C.F.R. pts. 50, 54, 56, 58 and 312 (collectively, “FFDCA”). The descriptions of the results of such studies, tests and trials contained in the Registration Statements, the General Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials. Except to the extent disclosed in the Registration Statements, the General Disclosure Package and the Prospectus, the Company does not have any knowledge of any studies, tests or trials the results of which reasonably call into question the study, test or trial results described or referred to in the Registration Statements, the General Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development. The Company has not received any notices or correspondence from any Governmental Authority requiring the termination, suspension or modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.

(aaa) Without limiting the generality of clause (zz) above and except as disclosed in the Registration Statements, the General Disclosure Package and the Prospectus, the Company and its business operations are and at all times have been in compliance in all respects with Health Care Laws. For purposes of this Agreement, “Health Care Laws” means (A) the FFDCA, (B) all federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute (Social Security Act § 1128B(b), 42 U.S.C. §1320a-7b(b)), the Stark Law (Social Security Act §§ 1877, 1903(s), 42 U.S.C. §§ 1395nn, 1396b(s)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the federal Exclusion Laws (Social Security Act § 1128, 42 U.S.C. § 1320a-7), the Civil Money Penalty Law (Social Security Act § 1128A, 42 U.S.C. § 1320a-7) and the regulations promulgated pursuant to such statutes, (C) the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104-191 and the regulations promulgated thereunder, (D) the Controlled Substances Act (21 U.S.C. § 801 et seq.), (E) Social Security Act titles XVIII (42 U.S.C. §1395 et seq.) and XIX (42 U.S.C. §1396 et seq.) and the regulations promulgated thereunder, (F) any uncodified provisions of the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, Pub. L. No. 108-173 and the regulations promulgated thereunder, (G) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies and (H) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance (whether local or in a relevant foreign jurisdiction), each of (A) through (H) as may be amended from time to time.

(bbb) Neither the Company nor any of its affiliates (within the meaning of NASD Conduct Rule 2720(b)(1)(a)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of the NASD) of, any member firm of the NASD.

(ccc) Except as disclosed in the Prospectus and the Irish Offering Document, under current laws and regulations of Ireland, all dividends and other distributions declared and payable on the Ordinary Shares may be paid by the Company to the holder thereof in United States Dollars or Euros that may be converted into foreign currency and freely transferred out of Ireland and all such payments made to holders thereof or therein who are non-residents of Ireland or any political subdivision or taxing authority thereof or therein and will otherwise by free and clear of any other tax, duty, withholding or deduction in Ireland or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Ireland or any political subdivision or taxing authority thereof or therein.

(ddd) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable in Ireland or any political subdivision or taxing authority thereof or therein by or on behalf of the Underwriters, other than on the income, profits or gains of any Underwriters where such Underwriters are otherwise subject to income taxation on a net basis in such jurisdiction in connection with (A) the deposit with the custodian for the Depositary of Ordinary Shares by the Company against the issuance of ADRs evidencing ADSs, (B) the issuance, sale and delivery by the Company of the Offered Shares to or for the respective accounts of the Underwriters in the manner contemplated herein, (C) the sale and delivery by the Underwriters of the Offered Shares (including in the form of ADSs) to the initial purchasers thereof in the manner contemplated herein, or (D) the execution, delivery and performance of this Agreement and the Deposit Agreement.

(eee) No holder of any of the Offered Shares after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any liability in respect of any liability of the Company by virtue only of its holding of any such Offered Shares; except as set forth in the Prospectus, there are no limitations on the rights of holders of the Offered Shares to hold, vote or transfer their securities.

(fff) Neither the Company nor its subsidiaries nor any of their properties or assets has any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise)

(ggg) To ensure the legality, validity, enforceability or admissibility into evidence of the Ordinary Shares, ADSs, this Agreement and the Deposit Agreement in Ireland, it is not necessary that any such document be submitted to, filed or recorded with any court or other authority in Ireland or that any tax, imposition or charge be paid in Ireland on or in respect of any such document

(hhh) It is not necessary under the laws of Ireland that holders of the Ordinary Shares or ADSs be licensed, qualified or entitled to carry on business in Ireland solely by reason of the execution, delivery, performance or enforcement of the Ordinary Shares, ADSs, this Agreement or the Deposit Agreement.

(iii) Based on current information and the Company’s current plans and expectations regarding the value and nature of its assets and the sources and nature of its income, the Company believes that it should not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, in its 2006 taxable year, and does not intend to become or anticipate becoming a PFIC.

(jjj) The Irish Offering Document contains all the information required by the IEX Rules and the Acts (as defined below) and all other information which is necessary to enable investors to form a full understanding of the assets and liabilities, financial position, profits and losses and prospects of the Company and its subsidiaries, of the rights attaching to the Ordinary Shares and any other matter contained in the Irish Offering Document. As used in this subparagraph (jjj) and elsewhere in this Agreement, “Acts” means the Companies Acts 1963 to 2006 of Ireland, the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland and all other regulations to be construed as one of the Companies Acts 1963 to 2006 and Irish prospectus law (as defined by section 38(1) of the Investment Funds, Companies and Miscellaneous provisions Act 2005 of Ireland).

(kkk) The implementation of the Offering and Admission, the issue of the Ordinary Shares and the issue and publication of the Irish Offering Document will comply in all respects with the Acts, the IEX Rules, the requirements of the Irish Stock Exchange and, to the extent applicable, the rules of CRESTCo Ltd. in relation to CREST.

(lll) All actions, conditions and things (including the obtaining of all regulatory and other consents, including change of control consents) necessary to give effect to the Reorganization (as defined below) have been taken, fulfilled and done. The Reorganization has become effective, and the rights and obligations of each party thereto constitute that party’s legal, valid, binding and enforceable rights and obligations. The summary of the Reorganization in the Irish Offering Document and the U.S. Prospectus is accurate in all respects. Pursuant to the Reorganization, the Company is the beneficial and legal owner of the entire issued share capital in Merrion Pharmaceuticals Limited free from all claims, charges, liens and encumbrances and equities whatsoever. All shareholder and other agreements relating to the rights and obligations of shareholders in Merrion Pharmaceuticals Limited or the Company or in any way relating to the conduct and management of Merrion Pharmaceuticals Limited or the Company and the rights and obligations of each party thereunder have either terminated or will automatically terminate upon Closing Date and Admission without any continuing liabilities or obligations on any party. As used in this subparagraph (lll) and elsewhere in this Agreement, “Reorganization” means acquisition by the Company of the entire issued share capital of Merrion Pharmaceuticals Limited in consideration of the issue by the Company to the shareholders in Merrion Pharmaceuticals Limited of new ordinary shares of €0.01 each pursuant to a share exchange agreement dated [•] 2007 between the Company, Merrion Pharmaceuticals Limited and those shareholders, together with all other documentation and arrangements entered into in connection therewith.

(mmm) Other than as described in the General Disclosure Package, there are no related party transactions between each of the Company and/or its subsidiaries and any director or persons connected with them (within the meaning of section 35 of the Companies Act 1990 of Ireland) or any company of which any director is a director or in which any director of the Company has a material interest.

(nnn) Neither the Company nor any of its subsidiaries has taken any action nor have any other steps been taken or legal proceedings started or threatened against the Company or its subsidiaries for its winding-up, striking off, dissolution, examination or administration or for it to enter into any arrangement with or composition for the benefit of creditors, or for the appointment of a receiver, administrator, examiner, administrative receiver, trustee or similar officer of such company or any of its properties, revenues, undertakings or assets or for the occurrence of any event in a jurisdiction outside Ireland of any form of insolvency proceeding or event similar or analogous to any of these referred to in this paragraph nor have any orders been made for any of the foregoing.

(ooo) Neither the Company nor any of its subsidiaries is under any liability or obligation (whether or not legally enforceable) to pay, provide or contribute towards any pension, retirement, death or disability benefit for or in respect of any past officer or employee (or any spouse, child or dependant of any of them) other than as disclosed in the General Disclosure Package. The benefits which are prospectively or contingently payable under all pension schemes or arrangements operated by or relevant to the Company or any subsidiary are fully and properly funded on the basis of proper actuarial assumptions.

Any certificate signed by or on behalf of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

3. Purchase Sale and Delivery of Stock. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company that number of Firm Shares (rounded up or down, as determined by Punk Ziegel in its discretion, in order to avoid fractions) obtained by multiplying [•] Firm Shares by a fraction the numerator of which is the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Shares.

The purchase price per share to be paid by the Underwriters to the Company for (i) the ADSs will be $[•] per ADS or (ii) the Offered Shares will be €[    ] per Ordinary Share (the “Purchase Price”).

(a) First Closing.

(i) Firm ADSs. The Underwriters may, in their discretion, require that ADSs be delivered in lieu of Offered Shares in the case of Stock to be delivered for the respective accounts of Punk Ziegel and Stanford Group Company. The Company will deliver the Firm ADSs to the Representative for the respective accounts of those Underwriters, through the facilities of The Depositary Trust Company or, at the election of the Representative, in the form of definitive certificates, in each such case, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the First Closing Date (as defined below) against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to Punk Ziegel, payable to the order of the Company, all at the offices of Greenberg Traurig LLP. The Firm Shares underlying the Firm ADSs also shall be deposited at the offices of the Depositary. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the deposit, delivery and closing shall be at 10:00 A.M., New York time, on [•], 2007, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the “First Closing Date”. The First Closing Date and the location of delivery of, and the form of payment for, the Firm Shares and Firm ADSs may be varied by agreement between the Company and Punk Ziegel. The Company, in the event the Representative elects to have the Underwriters take delivery of definitive certificates instead of delivery from the Company of the certificates through the facilities of The Depository Trust Company, shall make certificates for the Firm ADSs (and the Firm Shares underlying the Firm ADSs) available to the Representative for examination on behalf of the Underwriters in New York, New York not later than 10:00 A.M., New York time, on the business day prior to the First Closing Date.

(ii) Irish Firm Shares. In the case of Firm Shares to be delivered for the account of Goodbody Stockbrokers (the “Irish Firm Shares”), the Company will ensure that, on or before the second full business day preceding the First Closing Date, the directors of the Company will allot, conditional only on Admission and receipt of the aggregate Purchase Price therefor (such payment to be received in Euro in immediately available funds for value on the First Closing Date to such bank account as the Company notifies to Goodbody Stockbrokers

(“Goodbody”) in writing no later than the second full business day preceding the First Closing Date), the relevant number of Irish Firm Shares, fully paid up at the Purchase Price, in the names, proportions and as otherwise directed by Goodbody. Upon satisfaction of the conditions specified in Section 6, on the First Closing Date the Company will:

(1) cause the relevant number of such Irish Firm Shares to be issued in uncertificated form and credited by the Company’s registrars [•] (the “Registrar”) to such CREST stock account or accounts as shall have been notified to the Company by Goodbody, and in the proportions and as otherwise directed by Goodbody, and the Company will cause the Registrar to make the appropriate entries in the register of members of the Company;

(2) the Company will issue the relevant number of Irish Firm Shares to be issued in certificated form to such persons, in the proportions and as otherwise directed by Goodbody, and the Company will cause the Registrar will register such persons as the holders of such Irish Firm Shares in the register of members of the Company; and

(3) the Company will cause share certificates in respect of any Irish Firm Shares in certificated form to be issued on such date, duly issued and sealed by the Company, are dispatched by the Registrar to the persons entitled thereto. Such certificates will be made available for inspection to Goodbody on the business day preceding the First Closing Date.

Without prejudice to its obligations under this Section 3, the Company authorizes Goodbody and its agents to give such instructions (including any applicable CREST instructions) to the Registrar as are necessary to procure compliance by the Company with its obligations under this Agreement.

(b) Option. For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, the Underwriters may purchase all or less than all of the Optional Shares. The price per share to be paid for the Optional Shares shall be the Purchase Price. The Company agrees to issue and sell to the Underwriters the number of Optional Shares specified in the written notice delivered by Punk Ziegel to the Company described below and the Underwriters agree, severally and not jointly, to purchase such Optional Shares. Such Optional Shares shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter’s name on Schedule A bears to the total number of Firm Shares (subject to adjustment by Punk Ziegel to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Shares at any time, and from time to time, not more than thirty (30) days subsequent to the date of this Agreement. No Optional Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be surrendered and terminated at any time upon notice by Punk Ziegel to the Company. The Underwriters may, in their discretion, require that Optional ADSs be delivered in lieu of Optional Shares. The option granted hereby may be exercised by written notice being given to the Company by Punk Ziegel setting forth the number of the Optional ADSs and Optional Shares to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional ADSs and Optional Shares. Each date and time for delivery of and payment for the Optional Shares and Optional ADSs (which may be the First Closing Date, but not earlier) is herein called the “Option Closing Date” and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the “Closing Dates”.)

(i) Optional ADSs. The Company will deliver the Optional ADSs to the Representative for the respective accounts of the several Underwriters through the facilities of The Depositary Trust Company or, at the election of the Representative, in the form of definitive certificates, in each such case, issued in such names and in such denominations as the Representative may direct by notice in writing to the Company given at or prior to 12:00 Noon, New York time, on the second (2nd) full business day preceding the Option Closing Date (as defined below)) against payment of the aggregate Purchase Price therefor by wire transfer in federal (same day) funds to an account at a bank acceptable to Punk Ziegel, payable to the order of the Company, all at the offices of Greenberg Traurig LLP. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company, in the event the Representative elects to have the Underwriters take delivery of definitive certificates instead of delivery from the Company of the certificates through the facilities of The Depository Trust Company], shall make the certificates for the Optional ADSs (and the Optional Shares underlying the Optional ADSs) available to the Representative for examination on behalf of the Underwriters in New York, New York not later than 10:00 A.M., New York Time, on the business day prior to the Option Closing Date. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Shares may be varied by agreement between the Company and Punk Ziegel.

(ii) Irish Optional Shares. In the case of Optional Shares to be delivered for the account of Goodbody (the “Irish Optional Shares”), the Company will ensure that, on or before the second full business day preceding each Option Closing Date, the directors of the Company will allot, conditional only on Admission and receipt of the aggregate Purchase Price therefor (such payment to be received in Euro in immediately available funds for value on the Option Closing Date to such bank account as the Company notifies to Goodbody in writing no later than the second full business day preceding the Option Closing Date), the relevant number of Irish Optional Shares, fully paid up at the Purchase Price, in the names, proportions and as otherwise directed by Goodbody. Upon satisfaction of the conditions specified in Section 6, on the Option Closing Date the Company will:

(1) cause the relevant number of such Irish Optional Shares to be issued in uncertificated form and credited by the Company’s Registrar[s] to such CREST stock account or accounts as shall have been notified to the Company by Goodbody, and in the proportions and as otherwise directed by Goodbody, and the Company will cause the Registrar to make the appropriate entries in the register of members of the Company;

(2) the Company will issue the relevant number of Irish Optional Shares to be issued in certificated form to such persons, in the proportions and as otherwise directed by Goodbody, and the Company will cause the Registrar will register such persons as the holders of such Irish Optional Shares in the register of members of the Company; and

(3) the Company will cause share certificates in respect of any Irish Optional Shares in certificated form to be issued on such date, duly issued and sealed by the Company, are dispatched by the Registrar to the persons entitled thereto. Such certificates will be made available for inspection to Goodbody on the business day preceding the Option Closing Date.

Without prejudice to its obligations under this Section 3, the Company authorizes Goodbody and its agents to give such instructions (including any applicable CREST instructions) to the Registrar as are necessary to procure compliance by the Company with its obligations under this Agreement.

(c) The several Underwriters propose to offer the Offered Shares for sale upon the terms and conditions set forth in the Prospectus. Offers and sales of the Offered Shares to U.S. Persons (as defined in the Act) will be made through Punk Ziegel and Stanford Group Company. Offers and sales of the Offered Shares in the European Union will be made through Goodbody Stockbrokers.

4. Further Agreements Of The Company. The Company agrees with the several Underwriters:

(a) To prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representative and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second business (2nd ) day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Representative immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statements, the General Disclosure Package or to the Prospectus to which the Representative shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b) The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act unless the prior written consent of the Representative has been received (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule B hereto. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in a Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company will satisfy the condition in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(c) If at any time prior to the expiration of nine (9) months after the later of: (i) the latest effective date of the Registration Statement or (ii) the date of the Prospectus, when a prospectus relating to the Offered Shares is required to be delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), not misleading, or if it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act, that the Company will promptly notify the Representative thereof and upon their request will prepare an appropriate amendment or supplement in form and substance satisfactory to the Representative which will correct such statement or omission or effect such compliance and will use its best efforts to have any amendment to any Registration Statement declared effective as soon as possible. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of such amendment or supplement. In case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) relating to the Offered Shares nine (9) months or more after the later of: (i) the latest effective date of the Registration Statement or (ii) the date of the Prospectus, the Company upon the request of the Representative will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act and deliver to such Underwriter as many copies as such Underwriter may request of such amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act.

(d) If the General Disclosure Package is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General

Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(e) If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus and is not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Representative so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f) To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of each of the Registration Statements as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith and any documents incorporated by reference therein.

(g) To deliver promptly to the Representative in New York City such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph to be made not later than 10:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits) and (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph to be made not later than 10:00 A.M., New York City time, on the business day following the date of such amendment or supplement).

(h) To make generally available to its shareholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158); and to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and as soon as practicable after each of the first three fiscal quarters of each fiscal year (beginning with the first fiscal quarter after the effective date of such Registration Statement), consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

(i) To take promptly from time to time such actions as the Representative may reasonably request to qualify the Offered Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Representative may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Offered Shares in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(j) Upon request, during the period of five (5) years from the date hereof, to deliver to each of the Underwriters: (i) as soon as they are available, copies of all reports or other communications furnished to shareholders, and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange or automatic quotation system on which the Offered Shares are listed or quoted, in each case, other than such documents as are available through the Commission’s website (www.sec.gov).

(k) That the Company will not, for a period of one hundred and eighty (180) days from the date of the Prospectus, (the “Lock-Up Period”) without the prior written consent of Punk Ziegel and Goodbody, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any Offered Shares or any securities convertible into or exercisable or exchangeable for Offered Shares, including ADSs, other than the Company’s sale of the Offered Shares hereunder and the issuance of Ordinary Shares or options to acquire Ordinary Shares pursuant to the Company’s employee benefit plans, qualified share option plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus and the issuance of Ordinary Shares pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof. The Company will cause each officer, director, shareholder, optionholder and warrantholder listed in Schedule C to furnish to the Representative and Goodbody a letter, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree, among other things, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any Ordinary Shares, any interest in Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Ordinary Shares, ADSs or any such securities and not to engage in any short selling of any Ordinary Shares, ADSs or any such securities, during the Lock-Up Period, without the prior written consent of Punk Ziegel and Goodbody. The Company also agrees that during such period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares, except for a registration statement on Form S-8 relating to employee benefit plans. The Company hereby agrees that: (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(l) To supply the Representative with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Offered Shares under the Securities Act or any of the Registration Statements, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(m) Prior to each of the Closing Dates, to furnish to the Representative, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statements and the Prospectus.

(n) Prior to the latest of the Closing Dates, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative are notified), without the prior written consent of the Representative, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

(o) Until Punk Ziegel shall have notified the Company of the completion of the resale of the Offered Shares, that the Company will not, and will use commercially reasonable efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Offered Shares, or attempt to induce any person to purchase any Offered Shares; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Offered Shares.

(p) Not to take any action prior to latest of the Closing Dates which would require the Prospectus to be amended or supplemented pursuant to Section 4(c).

(q) To at all times comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(r) To apply the net proceeds from the sale of the Offered Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(s) To use its reasonable commercial efforts to effect and maintain the quotation of the Offered Shares on the Nasdaq Global Market and/or IEX.

(t) That the Company will not, and will use commercially reasonable efforts to cause its Affiliates, and any person acting on its or their behalf not to, directly or indirectly, make offers or sales of the Offered Shares in Ireland or to any resident in Ireland, except as permitted by applicable Irish law.

(u) To use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to each Closing Date and to satisfy all conditions precedent to the delivery of the Firm Shares and the Optional Shares.

(v) To publish the Irish Offering Document in a form acceptable to the Underwriters, and to make no further amendment or any supplement to the Irish Offering Document except an amendment or supplement which has been approved by the Underwriters after reasonable notice thereof.

(w) To furnish the Underwriters (free of charge) with an agreed number of copies of the Irish Offering Document on the business day following the date of this Agreement and thereafter with as many further copies (free of charge) as the Underwriters may from time to time reasonably request.

(x) To ensure that on or before [•] a.m. on the business day next following the date of this Agreement: (i) all necessary filings are made to facilitate the transfer of Ordinary Shares through CREST; (ii) a securities application form is submitted by the Company to CRESTCo in respect of the Ordinary Shares and all of the Ordinary Shares are admitted as participating securities within CREST with effect from Admission; and (iii) the Registrar confirms to CRESTCo that it is the registrar for the Ordinary Shares.

(y) To provide the Registrar[s] with all necessary authorisations and information to enable the Registrar[s] to perform their duties as registrars in accordance with and as contemplated by this Agreement, the Irish Offering Document and any agreement between the Company and the Registrar[s].

5. Payment of Expenses. The Company agrees to pay, or reimburse if paid by any Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered Shares and any taxes payable in that connection; (b) the costs incident to the Registration of the Offered Shares under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statements, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto, or any documents incorporated by reference therein, and the costs of printing, reproducing and distributing, the Agreement Among Underwriters, the Master Selected Dealers’ Agreement, the Underwriters’ Questionnaire, this

Agreement and any closing documents by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Underwriters) incurred in connection with securing any required review by the NASD of the terms of the sale of the Offered Shares and any filings made with the NASD, which fees and expenses shall not exceed $20,000; (e) any applicable listing, quotation or other fees; (f) the fees and expenses (including related fees and expenses of counsel to the Underwriters) of qualifying the Offered Shares under the securities laws of the several jurisdictions as provided in Section 4(i)) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys, which fees and expenses shall not exceed $10,000 provided that the Offered Shares are quoted on the Nasdaq Global Market; (g) the cost of preparing and printing share certificates and ADRs; (h) all fees and expenses of the Depositary, registrar and transfer agent of the ADSs; (i) the costs and expenses associated with the reforming of any contracts for sale of the Offered Shares made by the Underwriters caused by a breach of the representation contained in Section 2(b); and (j) all other costs and expenses incident to the offering of the Offered Shares or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants); provided that, except to the extent otherwise provided in this Section 5 and in Sections 9 and 10, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the resale of any Offered Shares by them and the expenses of advertising any offering of the Offered Shares made by the Underwriters.

6. Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy in all material respects when made, on the Applicable Time, on such Closing Date and on Admission, of the representations and warranties of the Company contained herein (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties are so qualified shall be true and correct in all respects), to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) No stop order suspending the effectiveness of any Registration Statement or any part thereof, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representative; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus and the Prospectus shall have been filed with, the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and the NASD shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b) None of the Underwriters shall have discovered and disclosed to the Company on or prior to such Closing Date that any Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Offered Shares, the Registration Statements, the General Disclosure Package, each Issuer Free Writing Prospectus and the Prospectus and all other legal matters relating to this Agreement and the Depositary Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Hutchison Law Group PLLC shall have furnished to the Representative such counsel’s written opinion, as counsel to the Company, addressed to the Underwriters and dated such Closing Date, in substantially the form attached as Exhibit B. BCM Hanby Wallace shall have furnished to the Representative such counsel’s written opinion, as counsel to the Company, addressed to the Underwriters and the Goodbody Stockbrokers as IEX Advisor and dated such Closing Date, in substantially the form attached as Exhibit C.

(e) The Representative shall have received from Greenberg Traurig LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(f) The Representative shall have received from Emmet, Marvin & Martin, LLP, counsel for the Depositary, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g) At the time of the execution of this Agreement, the Representative shall have received from KPMG a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representative: (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to certain financial statements and financial information contained or incorporated by reference in the Registration Statements, the General Disclosure Package and the Prospectus.

(h) On the effective date of any post-effective amendment to any Registration Statement and on such Closing Date, the Representative shall have received a letter (the “bring-down letter”) from KPMG addressed to the Underwriters and dated such Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the bring-down letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representative concurrently with the execution of this Agreement pursuant to paragraph (f) of this Section 6.

(i) The Company shall have furnished to the Representative a certificate, dated such Closing Date, of its Chief Executive Officer and its Chief Financial Officer stating that: (i) such officers have carefully examined the Registration Statements, the General Disclosure Package, any Permitted Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statements and each amendment thereto, as of their respective effective dates, at the date of first use of the Prospectus, as of the date of this Agreement and as of such Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the General Disclosure Package, as of the Applicable Time and as of such Closing Date, any Permitted Free Writing Prospectus as of its date and as of such Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of such Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Initial Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statements, the General Disclosure Package or the Prospectus, (iii) to their knowledge after reasonable investigation, as of such Closing Date and as of Admission, the representations and warranties of the Company in this Agreement are true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties are so qualified shall be true and correct in all respects), and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and Admission, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company and its subsidiaries, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business or assets of the Company and its subsidiaries taken as a whole, except as set forth in the Prospectus.

(j) Since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the

General Disclosure Package, and (ii) there shall not have been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph, is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Offered Shares on the terms and in the manner contemplated in the General Disclosure Package.

(k) No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Offered Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Offered Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(l) Subsequent to the execution and delivery of this Agreement: (i) no downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), the Company’s corporate credit rating or the rating of any of the Company’s debt securities.

(m) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Nasdaq, the American Stock Exchange, the IEX or the Irish Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or Governmental Authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or Ireland, (iii) the United States or Ireland shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States or Ireland, or there shall have been a declaration of a national emergency or war by the United States or Ireland or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States or Ireland shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Offered Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(n) Nasdaq shall have approved the Offered Shares for inclusion on the Nasdaq Global Market, subject only to official notice of issuance and evidence of satisfactory distribution.

(o) The Irish Stock Exchange shall have agreed to admit the Ordinary Shares (including the Offered Shares) to IEX in accordance with the IEX Rules and Admission shall have become effective on or before [8:00] a.m. (GMT) on September [•], 2007 (or such later time and/or date as Goodbody and the Company may have agreed but in any event not later than [•] a.m. on September [•], 2007).

(p) The Depositary shall have furnished or caused to be furnished to you certificates satisfactory to you evidencing the deposit with the Depositary of the Offered Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by Company, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(q) Punk Ziegel and Goodbody shall have received the written agreements, substantially in the form of Exhibit A hereto, of the officers, directors, shareholders, optionholders and warrantholders of the Company listed in Schedule C to this Agreement.

(r) The preference shares of Enterprise Ireland shall have been converted into Ordinary Shares.

(s) The Irish Stock Exchange shall have received a copy of the Irish Offering Document as required by the IEX Rules together with the IEX standard application form (the “Application”) and the fee payable in respect of the Application (with the accompanying declaration from Goodbody pursuant to the IEX Rules) by not later than [•] a.m. on September [at least three business days before the expected date of admission], 2007 (or such other time and/or date as the Company and Goodbody may agree);

(t) Any supplementary Irish Offering Document which is required to be published under the IEX Rules shall have been duly published in accordance with the IEX Rules;

(u) The Company (through Goodbody) shall have delivered by [•] a.m. on the day of Admission or such later time as agreed between Goodbody and the Company (and in any event before it is published to any other person) a copy of the press announcement (in the form to be agreed between the Company and Goodbody) to a regulatory information service.

(v) The Company shall have delivered to the Underwriters two certified copies of (i) the resolutions of the directors, amongst other things, approving the Reorganization, the Offering and Admission, authorising the issue of the U.S. Prospectus and the Irish Offering Document and the execution of this Agreement and the Deposit Agreement and the issuance of the Ordinary Shares and (ii) all necessary shareholder resolutions (including all necessary class consents) and consents, amongst other things, authorising, for the purposes of sections 20 and 23 of the Companies (Amendment) Act, 1983, the allotment and issue of the Ordinary Shares and the adoption of new articles of association for the Company.

(w) The Company shall have delivered to the Underwriters a form of definitive share certificate for the Ordinary Shares.

(x) The Company shall have delivered to the Underwriters an original of the IEX adviser and broker agreement in the agreed form to be entered into between the Company and Goodbody in respect of Goodbody’s appointment as the Company’s IEX adviser for the purposes of the IEX Rules.

(y) The Company shall have delivered to the Underwriters a copy of the Registrars’ agreement duly executed by the Company and the Registrars.

(z) The Company shall have delivered to the Underwriters an application for admission of Ordinary Shares to CREST and enablement letter from CREST.

(aa) The Company shall have delivered to the Representative and Goodbody a copy of each letter, substantially in the form of Exhibit A hereto, from each officer, director, shareholder, optionholder and warrantholder listed in Schedule C.

(bb) The Company shall have performed its obligations under this Agreement and the Deposit Agreement, in each case, in so far as the same are or remain to be performed prior to Admission and which are material in the context of Admission and the Offering;

(cc) CRESTCo shall have approved Admission and enablement of the Ordinary Shares as participating securities within CREST and such Ordinary Shares continuing to be participating securities within CREST.

(dd) The IEX Adviser and Broker Agreement among the Company, Goodbody and Goodbody Corporate Finance shall have been executed and delivered by the Company and all the documents to be provided thereunder have been provided or the requirement waived.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters and, in the case of the opinions, letters, evidence and certificates mentioned in (v) and (w) above, to Goodbody.

7. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and

Regulations, any Registration Statement, the Prospectus, Irish Offering Document, or in any amendment or supplement to any of the foregoing, (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Offered Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (A) or (B) above of this Section 7(a) (provided that the Company shall not be liable in the case of any matter covered by this subclause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information. This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of that Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or Punk Ziegel in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by Punk Ziegel if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Shares, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Shares purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of the Underwriters for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Shares underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

8. Termination. The obligations of the Underwriters hereunder may be terminated by Punk Ziegel, in its absolute discretion by notice given to the Company prior to delivery of and payment for Firm Shares if, prior to that time, (i) any of the events described in Sections 6(i), 6(k) or 6(m) have occurred, (ii) the representation in Section 2(b) is incorrect in any respect, or (iii) if the Underwriters shall decline to purchase the Offered Shares for any reason permitted under this Agreement.

9. Reimbursement of Underwriters’ Expenses. Notwithstanding anything to the contrary in this Agreement, if: (i) this Agreement shall have been terminated pursuant to Section 8 or 10, (ii) the Company shall fail to tender the Offered Shares for delivery to the Underwriters for any reason not permitted under this Agreement, (iii) the Underwriters shall decline to purchase the Offered Shares for any reason permitted under this Agreement or (iv) the sale of the Offered Shares is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then in addition to the payment of amounts in accordance with Section 5, the Company shall reimburse the Underwriters for the fees and expenses of Underwriters’ counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Offered Shares, and upon demand the Company shall pay the full amount thereof to Punk Ziegel; provided that if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of expenses to the extent incurred by such defaulting Underwriter.

10. Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase Offered Shares hereunder on any Closing Date and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Offered Shares of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statements or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statements or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2, the obligations with respect to expenses to be paid or reimbursed pursuant to Sections 5 and 9 and the provisions of Section 7 shall not terminate and shall remain in full force and effect.

11. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) each Underwriter’s responsibility to the Company is solely contractual in nature, the Representative has been retained solely to act as an underwriter in connection with the sale of the Offered Shares and no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters;

(b) the price of the Offered Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

12. Successors; Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall be for the benefit of the Company Indemnified Parties. It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement. No purchaser of any of the Offered Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.

13. Survival of Indemnities, Representations, Warranties, etc. The respective indemnities, covenants, agreements, representations, warranties and other statements of the

Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Offered Shares. Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8 or Section 10, the indemnities, covenants, agreements, representations, warranties and other statements forth in Sections 2, 5, 7 and 9 and Sections 11 through 21, inclusive, of this Agreement shall not terminate and shall remain in full force and effect at all times.

14. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Punk, Ziegel & Company, L.P., 520 Madison Avenue, 4th Floor, New York, New York 10022, Attention: Equity Capital Markets, Fax: 212-308-2203, with a copy to Greenberg Traurig, LLP, MetLife Building, 200 Park Avenue, New York, NY 10166, Attention David C. Peck,
Fax: 954-765-1477 and with a copy to McCann Fitzgerald, Solicitors, Riverside One, Sir John Rogerson’s Quay, Dublin, Ireland, Attention Julian Conlon, Fax: [            ]; and

(b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to Merrion Pharmaceuticals Limited, Biotechnology Building, Trinity College Dublin, Dublin 2, Ireland, Attention: Chief Executive Officer, Fax: +353-672-[9270], with a copy to: Hutchison Law Group PLLC, 5410 Trinity Road, Suite 400, Raleigh, NC 27607, Attention: Fred D. Hutchison and John M. Fogg, Fax: 919-829-9696;

provided, however, that any notice to a Underwriter pursuant to Section 7 shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representative, which address will be supplied to any other party hereto by the Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof, except that any such statement, request, notice or agreement delivered or sent by email shall take effect at the time of confirmation of receipt thereof by the recipient thereof.

15. Definition of Certain Terms. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. and the Irish Stock Exchange is open for trading, (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations, and (c) “knowledge of the Company” or any phrase of similar import shall be deemed to refer to the actual knowledge of the officers of the Company.

16. Governing Law, Agent For Service and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.

17. Underwriters’ Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Underwriters’ Information” consists solely of the following information in the Prospectus: the names of the Underwriters in the table in the first paragraph, the statements concerning the Underwriters contained in the fourth, tenth, eleventh and twelfth paragraphs and the last sentence of the ninth paragraph under the heading “Underwriting.”

18. Authority of the Representative. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representative, will be binding on all the Underwriters.

19. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which a Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

20. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph, clause or provision hereof. If any Section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representative.

22. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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If the foregoing is in accordance with your understanding of the agreement between the Company and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Merrion Pharmaceuticals Limited

By:

Accepted as of the date first above written:

Punk, Ziegel & Company, L.P.
Acting on its own behalf and as Representative of several Underwriters referred to in the foregoing Agreement.

By:	Punk, Ziegel & Company, L.P.

By:

SCHEDULE A

Name	Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased	Percentage of Firm Shares to be taken in the form of ADSs	Percentage of Optional Shares to be taken in the form of ADSs
Punk, Ziegel & Company, L.P.
Stanford Group Company
Goodbody Stockbrokers

Total

A-1

SCHEDULE B

(i)	General Use Free Writing Prospectuses

(ii)	Pricing Information

B-1

SCHEDULE C

List of officers, directors, shareholders, optionholders and warrantholders subject to Section 4(k)

C-1

SCHEDULE D

Issuer Free Writing Prospectus

None.

D-1